Exhibit 99.1

Viking Therapeutics Reports Third Quarter 2018 Financial Results and Provides Corporate Update

Conference call scheduled for 4:30 p.m. ET today

•	Announced Positive Top-Line Results from Phase 2 Study of VK2809 in Patients with Non-Alcoholic Fatty Liver Disease (NAFLD) and Elevated LDL-Cholesterol (LDL-C)

•	Presented Positive Results from Phase 2 Study of VK5211 in Patients Recovering from Hip Fracture in Plenary Oral Presentation at ASBMR 2018 Annual Meeting

•	Strengthened Balance Sheet Through $176 Million Financing, Bringing Cash Balance to $304 Million at September 30, 2018

SAN DIEGO, November 7, 2018 -- Viking Therapeutics, Inc. (Viking) (NASDAQ: VKTX), a clinical-stage biopharmaceutical company focused on the development of novel therapies for metabolic and endocrine disorders, today announced its financial results for the third quarter ended September 30, 2018, and provided an update on its clinical pipeline and other corporate developments.

Highlights from, and Subsequent to, the Quarter Ended September 30, 2018

“The third quarter was an exciting period for Viking as we made several important announcements regarding our pipeline programs,” stated Brian Lian, Ph.D., chief executive officer of Viking Therapeutics.  “With our VK2809 program for NASH, we announced topline data from a Phase 2 trial in patients with NAFLD and elevated LDL-C.  These results showed excellent safety and tolerability, as well as unprecedented reductions in liver fat from an oral agent, demonstrating best-in-class efficacy on this key endpoint.  We look forward to presenting the results of this study at the upcoming AASLD meeting.  Also in September, we presented the results of a Phase 2 trial of VK5211, our novel selective androgen receptor modulator (SARM), in patients recovering from hip fracture, at the 2018 meeting of the American Society for Bone and Mineral Research (ASBMR).  These data, which showed the impressive effects of VK5211 on muscle growth and body composition, were highlighted during the oral plenary session of the meeting, and we were honored to receive the Most Outstanding Clinical Abstract award by the conference organizers.  In addition, in early October the results of an in vivo study of VK2809 in glycogen storage disease were presented at the oral plenary session at the 88th Annual Meeting of the American Thyroid Association (ATA).  These data highlighted VK2809’s effect on reducing inflammatory signaling and improving autophagy, characteristics that are relevant to broader settings, such as NASH.  In corporate matters, we raised $176 million during the quarter, strengthening our balance sheet and giving us runway beyond 2020.”

Pipeline and Corporate Highlights

•

Phase 2 study of VK2809 in patients with NAFLD and elevated LDL-C achieves primary and secondary endpoints. In September 2018, the company announced positive top-line results from a 12-week Phase 2 study of VK2809, its novel liver-selective thyroid receptor beta agonist.  Top-line study results include:

o

Reduction in LDL-C:  Patients receiving VK2809 demonstrated statistically significant reductions in LDL-C compared with placebo-treated patients.  In addition, VK2809-treated patients demonstrated statistically significant improvements in other lipids, including the atherogenic proteins apolipoprotein B and lipoprotein (a).

o

Reduction in Liver Fat Content:  Patients receiving VK2809 experienced statistically significant reductions in liver fat content, as assessed by MRI-derived proton density fat fraction (MRI-PDFF), relative to placebo after 12 weeks of treatment.  Highlights of these data are outlined below.

	VK2809 10 mg QOD	VK2809 10 mg QD	VK2809 combined	Placebo
Median relative change in liver fat by MRI-PDFF	-56.5% (p<0.01)	-59.7% (p<0.01)	-58.1% (p<0.01)	-8.9%
Percentage of patients experiencing ≥ 30% reduction in liver fat	76.9% (p=0.012)	90.9% (p<0.01)	83.3% (p<0.01)	18.2%

o	Approximately 67%, or two-thirds, of all patients who received VK2809 in this study experienced a 50% or greater reduction in liver fat.
o	Safety and Tolerability: No serious adverse events (SAEs) were reported among patients receiving VK2809 or placebo. VK2809 was also shown to be well-tolerated in this study.

The results from this trial will be presented as part of the Oral Late-Breaker session of The Liver Meeting® 2018, the annual meeting of the American Association for the Study of Liver Diseases (AASLD), on Monday, November 12th, in San Francisco.

The company is currently in the process of planning for further studies of VK2809 in biopsy-confirmed NASH, which are anticipated to begin in 2019.

▪

IND-enabling work for VK0214 in X-linked adrenoleukodystrophy (X-ALD) progressing, IND filing planned in 2019.  VK0214 is a novel, orally available small molecule thyroid receptor agonist that possesses selectivity for the beta receptor subtype.  The company is conducting IND-enabling work for this program and plans to file an IND to initiate a proof-of-concept study in X-ALD in 2019.

▪

Positive Phase 2 study results of VK5211 in patients recovering from hip fracture presented in plenary oral session at ASBMR 2018 Annual Meeting.  VK5211 is an orally available, non-steroidal SARM designed to selectively stimulate muscle and bone formation with reduced activity in peripheral tissues such as skin and prostate.  On September 30, the results of the company’s Phase 2 trial of VK5211 in patients recovering from hip fracture were presented during the plenary session of the Annual Meeting of the American Society for Bone and Mineral Research (ASBMR).  In addition, the abstract was awarded the 2018 Most Outstanding Clinical Abstract Award from the conference organizers.  The presentation highlighted VK5211’s significant effects on muscle and body composition in hip fracture patients.  Among the notable results from this study was the observation that patients receiving VK5211 gained weight, added muscle, and lost fat content compared with patients receiving placebo.

During the third quarter, Viking received written correspondence from the FDA, in response to the company’s Type C meeting questions related to potential registration endpoints that might be utilized to evaluate VK5211 in the hip fracture setting.  The company is currently exploring partnering opportunities that will allow us to optimize the value of VK5211 and move the program forward in the most efficient manner possible.

▪

Balance sheet strengthened through $176 million equity financing.  In the third quarter of 2018, Viking raised approximately $176 million in gross proceeds through the issuance of common stock.  These proceeds will be used to support the company’s ongoing development programs, partnering efforts and other corporate activities.

Q3 2018 Financial Highlights

Three Months Ended September 30, 2018 and 2017

Research and development expenses for the three months ended September 30, 2018 were $5.7 million compared to $3.5 million for the same period in 2017.  The increase was primarily due to increased manufacturing expenses related to our drug candidates, pre-clinical study efforts, use of third party consultants and stock-based compensation, partially offset by a decrease in clinical study expenses.

General and administrative expenses for the three months ended September 30, 2018 were $1.7 million compared to $1.2 million for the same period in 2017.  The increase was primarily due to increased expenses related to stock-based compensation, salaries and benefits, professional services, insurance expense, legal and patent expenses, and franchise taxes.

For the three months ended September 30, 2018, Viking reported a net loss of $6.6 million, or $0.11 per share, compared to a net loss of $6.1 million, or $0.22 per share, in the corresponding period in 2017.  The increase in net loss for the three months ended September 30, 2018 was primarily due to the increase in research and development expenses noted previously, partially offset by decreased expenses related to the change in fair value of the debt conversion feature liability and an increase in interest income.

Nine Months Ended September 30, 2018 and 2017

Research and development expenses for the nine months ended September 30, 2018 were $14.0 million compared to $10.7 million for the same period in 2017.  The increase was primarily due to increased expenses related to pre-clinical study efforts, manufacturing related to our drug candidates, use of third party consultants, and stock-based compensation, partially offset by a decrease in clinical study expenses.

General and administrative expenses for the nine months ended September 30, 2018 were $5.2 million compared to $3.9 million for the same period in 2017.  The increase was primarily due to increased expenses related to stock-based compensation, salaries and benefits, professional services, insurance, legal and patent expenses, and franchise taxes.

For the nine months ended September 30, 2018, Viking reported a net loss of $16.8 million, or $0.32 per share, compared to a net loss of $16.5 million, or $0.67 per share, in the corresponding period in 2017.  The net loss for the nine months ended September 30, 2018 was consistent with the net loss in the corresponding period in 2017 primarily due to the increase in research and development expenses noted previously offset by an increase in other income related to the decrease in the fair value of the debt conversion feature liability, as well as an increase in interest income.

Balance Sheet as of September 30, 2018

At September 30, 2018, Viking held cash, cash equivalents and short-term investments totaling $304.2 million.   As of October 31, 2018, Viking had 71,459,857 shares of common stock outstanding.

Conference Call

Management will host a conference call to discuss the company’s third quarter financial results today at 4:30 pm Eastern.  To participate on the conference call, please dial (844) 850-0543 from the U.S. or (412) 317-5199 from outside the U.S.  In addition, following the completion of the call, a telephone replay will be accessible until November 14, 2018 by dialing (877) 344-7529 from the U.S. or (412) 317-0088 from outside the U.S. and entering conference ID #10125870.  Those interested in listening to the conference call live via the internet may do so by visiting the Investor Relations section of Viking’s website at www.vikingtherapeutics.com.  An archive of the webcast will be available for 30 days on the company's website at www.vikingtherapeutics.com.

About Viking Therapeutics, Inc.

Viking Therapeutics, Inc. is a clinical-stage biopharmaceutical company focused on the development of novel, first-in-class or best-in-class therapies for metabolic and endocrine disorders.  The company's research and development activities leverage its expertise in metabolism to develop innovative therapeutics designed to improve patients' lives.  The company's clinical programs include VK2809, a small molecule thyroid beta agonist.  In a Phase 2 trial for the treatment of non-alcoholic fatty liver disease and elevated LDL-C, patients who received VK2809 demonstrated statistically significant reductions in LDL-C and liver fat content. VK2809 was shown to be safe and well-tolerated in the study.  The company is also developing VK5211, an orally available, non-steroidal selective androgen receptor modulator.  In a Phase 2 trial in patients recovering from hip fracture, patients who received VK5211 experienced significant improvements in measures of lean body mass compared to patients who received placebo.  The company is also developing VK0612, a first-in-class, orally available drug candidate in Phase 2 development for type 2 diabetes.  Additional programs include a novel and selective agonist of the thyroid beta receptor for X-linked adrenoleukodystrophy, as well as two earlier-stage programs targeting metabolic diseases and anemia.  Viking holds exclusive worldwide rights to a portfolio of five therapeutic programs in clinical trials or preclinical studies, including those noted above, which are based on small molecules licensed from Ligand Pharmaceuticals Incorporated.

Follow Viking on Twitter @Viking_VKTX.

Forward-Looking Statements

This press release contains forward-looking statements regarding Viking Therapeutics, Inc., under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements about Viking's expectations regarding its development activities, timelines and milestones, as well as the company's goals and plans regarding VK2809, VK5211 and VK0214 and their respective prospects. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially and adversely and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: risks associated with the success, cost and timing of Viking's product candidate development activities and clinical trials, including those for VK2809 and VK5211; risks that prior clinical and preclinical results may not be replicated; risks regarding regulatory requirements; and other risks that are described in Viking’s most recent periodic reports filed with the Securities and Exchange Commission, including Viking’s Annual Report on Form 10-K for the year ended December 31, 2017, and subsequent Quarterly Reports on Form 10-Q, including the risk factors set forth in those filings. These forward-looking statements speak only as of the date hereof.  Viking disclaims any obligation to update these forward-looking statements except as required by law.

Viking Therapeutics, Inc.

Statements of Operations and Comprehensive Loss

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues	$—	$—	$—	$—
Operating expenses:
Research and development	5,687	3,465	13,951	10,708
General and administrative	1,707	1,227	5,173	3,935
Total operating expenses	7,394	4,692	19,124	14,643
Loss from operations	(7,394)	(4,692)	(19,124)	(14,643)
Other income (expense):
Change in fair value of debt conversion feature liability	—	(1,136)	1,398	(288)
Amortization of debt discount	—	(256)	(404)	(1,024)
Amortization of financing costs	(30)	(17)	(90)	(537)
Interest income (expense), net	824	2	1,397	(1)
Total other income (expense), net	794	(1,407)	2,301	(1,850)
Net loss	(6,600)	(6,099)	(16,823)	(16,493)
Other comprehensive loss, net of tax:
Unrealized gain (loss) on securities	30	2	(97)	3
Comprehensive loss	$(6,570)	$(6,097)	$(16,920)	$(16,490)
Basic and diluted net loss per common share	$(0.11)	$(0.22)	$(0.32)	$(0.67)
Weighted-average shares used to compute basic and diluted net loss per share	61,232	27,470	52,943	24,666

Viking Therapeutics, Inc.

Balance Sheets

(In thousands, except share and per share amounts)

	September 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$169,506	$8,988
Short-term investments – available for sale	134,656	11,587
Prepaid clinical trial and preclinical study costs	1,847	887
Prepaid expenses and other current assets	607	389
Total current assets	306,616	21,851
Deferred public offering and other financing costs	180	270
Total assets	$306,796	$22,121
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,215	$1,529
Other accrued liabilities	3,528	2,257
Accrued interest, current	—	22
Convertible notes payable, current (net of discount of $0 and $404 at September 30, 2018 and December 31, 2017, respectively)	—	3,451
Debt conversion feature liability, current	—	1,398
Total current liabilities	4,743	8,657
Total liabilities	4,743	8,657
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.00001 par value: 10,000,000 shares authorized at September 30, 2018 and December 31, 2017; no shares issued and outstanding at September 30, 2018 and December 31, 2017	—	—
Common stock, $0.00001 par value: 300,000,000 shares authorized at September 30, 2018 and December 31, 2017; 71,284,604 and 35,817,104 shares issued and outstanding at September 30, 2018 and December 31, 2017, respectively	1	—
Additional paid-in capital	399,847	94,339
Accumulated deficit	(97,678)	(80,855)
Accumulated other comprehensive loss	(117)	(20)
Total stockholders’ equity	302,053	13,464
Total liabilities and stockholders’ equity	$306,796	$22,121

Contacts:

Viking Therapeutics

Michael Morneau

858-704-4660

mmorneau@vikingtherapeutics.com

Vida Strategic Partners

Stephanie Diaz (Investors)

415-675-7401

sdiaz@vidasp.com

Tim Brons (Media)

415-675-7402

tbrons@vidasp.com